Exhibit 10.1
FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

This First Amendment is dated March 7, 2016 and is between Ronald Gelbman (“Executive”) and Haemonetics Corporation (the “Company”).
Introduction

A.	The Executive and the Company are parties to an Employment Agreement dated September 29, 2015.

B.	The parties wish to supplement the Employment Agreement to encourage Executive’s continued service by the addition certain retention payments.

C.	The parties therefore agree as follows:

1.	To supplement Section 5 by adding the following subsections after subsection (d):

(e)     July Retention Payment. If Executive is Interim CEO on July 21, 2016, the Company shall pay Executive a $200,000 retention bonus on August 1, 2016.
(f)     August Retention Payment. The Company shall pay Executive $715,000 on the earlier of August 31, 2016 or the termination of this Agreement pursuant to Section 6(a).

2.	Except as expressly amended, the Employment Agreement remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and the Executive has signed this Amendment.
HAEMONETICS CORPORATION

By:_/s/ Richard Meelia
Richard Meelia
Chairman of the Board

EXECUTIVE

By:    /s/ Ronald Gelbman
Ronald Gelbman